Exhibit 11

                          Pinnacle Entertainment, Inc.
                        Computation of Earnings Per Share


                                                                              For the three months ended September 30,
                                                                         -------------------------------------------------
                                                                                  Basic                  Diluted (a)
                                                                         -------------------------------------------------
                                                                            2000         1999         2000         1999
                                                                         ----------   ----------   ----------   ----------
                                                                               (in thousands, except per share data)
Average number of common shares outstanding                                26,356       26,045       26,356       26,045
Average common shares due to assumed conversion of
       stock options                                                            0            0        1,102          815
                                                                         ---------    ---------    ---------    ---------
Total shares                                                               26,356       26,045       27,458       26,860
                                                                         =========    =========    =========    =========

Net income before extraordinary item                                      $37,489      $26,232      $37,489      $26,232
Extraordinary item, net of income taxes                                     2,653            0        2,653            0
                                                                         ---------    ---------    ---------    ---------
Net income after extraordinary item                                       $34,836      $26,232      $34,836      $26,232
                                                                         =========    =========    =========    =========

Net income before extraordinary item per share                              $1.42        $1.01        $1.37        $0.98
Extraordinary item per share, net of income taxes                           -0.10         0.00        -0.10         0.00
                                                                         ---------    ---------    ---------    ---------
Net income after extraordinary item per share                               $1.32        $1.01        $1.27        $0.98
                                                                         =========    =========    =========    =========


                                                                               For the nine months ended September 30,
                                                                         -------------------------------------------------
                                                                                  Basic                  Diluted (a)
                                                                         -------------------------------------------------
                                                                            2000         1999         2000         1999
                                                                         ----------   ----------   ----------   ----------
                                                                               (in thousands, except per share data)
Average number of common shares outstanding                                26,306       25,906       26,306       25,906
Average common shares due to assumed conversion of
       stock options                                                            0            0        1,063          186
                                                                         ---------    ---------    ---------    ---------
Total shares                                                               26,306       25,906       27,369       26,092
                                                                         =========    =========    =========    =========

Net income before extraordinary item                                      $85,633      $40,076      $85,633      $40,076
Extraordinary item, net of income taxes                                     2,653            0        2,653            0
                                                                         ---------    ---------    ---------    ---------
Net income after extraordinary item                                       $82,980      $40,076      $82,980      $40,076
                                                                         =========    =========    =========    =========

Net income before extraordinary item per share                              $3.25        $1.55        $3.13        $1.54
Extraordinary item per share, net of income taxes                           -0.10         0.00        -0.10         0.00
                                                                         ---------    ---------    ---------    ---------
Net income after extraordinary item per share                               $3.15        $1.55        $3.03        $1.54
                                                                         =========    =========    =========    =========


---------
(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.